Exhibit 3.1
KITE REALTY GROUP TRUST
ARTICLES OF AMENDMENT AND RESTATEMENT OF
DECLARATION OF TRUST
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust (as so amended and restated, the “Declaration of Trust”). The amendment to and restatement of the Declaration of Trust of the Trust as herein set forth has been duly approved and advised by the Board of Trustees by majority vote thereof and approved by the sole shareholder of the Trust as required by law. The following provisions are all the provisions of the Declaration of Trust as hereby amended and restated:
ARTICLE I
FORMATION
The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”)).
ARTICLE II
NAME
The name of the Trust is: Kite Realty Group Trust.
The Board of Trustees of the Trust (the “Board of Trustees” or “Board”) may change the name of the Trust without approval of the shareholders.
ARTICLE III
PURPOSES AND POWERS
Section 3.1 Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity, including, without limitation or obligation, to invest in and to acquire, hold, manage, administer, control and dispose of property (including mortgages) including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Code.
Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust that are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.
ARTICLE IV
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Trust in the State of Maryland is c/o CSC Lawyers Incorporating Service Company, 11 E. Chase Street, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.
The name of the resident agent of the Trust in the State of Maryland is CSC Lawyers Incorporating Service Company, whose post office address is 11 E. Chase Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

ARTICLE V
BOARD OF TRUSTEES
Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.
The Board shall have the authority to cause the Trust to elect to qualify for federal income tax treatment as a REIT. Following such election, if the Board determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code.
The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt Bylaws of the Trust, which may thereafter be amended or repealed as provided therein; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.
Section 5.2 Number. The number of Trustees (hereinafter the “Trustees”) shall initially be two (2), and may thereafter be increased to a maximum of thirteen (13) or decreased to not more than one (1). Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees. The names and addresses of the initial two Trustees, who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualify, or until such later time as determined by the Board of Trustees as hereinafter provided, are:
Name Address
Alvin E. Kite, Jr. c/o 30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
John A. Kite c/o 30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.
It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.
Section 5.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more Trustees, a Trustee may be removed at any time, but only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.
ARTICLE VI
SHARES OF BENEFICIAL INTEREST
Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 200,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).
Section 6.2 Common Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of common shares or preferred shares.
Section 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of common shares or preferred shares.
Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the Maryland State Department of Assessments and Taxation (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize, without approval of any shareholder, the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable or in the case of a share dividend or share split, subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.
Section 6.6 Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized, declared and publicly disclosed by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding.
Section 6.7 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust that would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.8 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.
Section 6.9 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.
Section 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.
Section 6.11 Declaration of Trust and Bylaws. All persons who shall acquire a Share shall acquire the same subject to the provisions of the Declaration of Trust and the Bylaws.
ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.
Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.
Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.
Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Shares by a Person who is or would be treated as an owner of such Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
Declaration of Trust. The term “Declaration of Trust” shall mean this Amended and Restated Declaration of Trust as filed for record with the SDAT, and any amendments and supplements thereto.
Designated Investment Entity. The term “Designated Investment Entity” shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a Qualified Investment Manager; provided that each beneficial owner of such entity (or beneficial owner of the Shares held by such entity) would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the Shares that are held by such Designated Investment Entity.
Designated Investment Entity Limit. The term “Designated Investment Entity Limit” shall mean with respect to the Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust.
Excepted Holder. The term “Excepted Holder” shall mean Alvin E. Kite, Jr., John A. Kite, Paul W. Kite and any Person who is or would be a Beneficial Owner or Constructive Owner of Common Shares as a result of the Beneficial Ownership or Constructive Ownership of Common Shares by any of Alvin E. Kite, Jr., John A. Kite or Paul W. Kite (collectively, the “Excepted Holders”).
Excepted Holder Limit. The term “Excepted Holder Limit” shall mean as follows: no Excepted Holder, or any Person whose ownership of Common Shares would cause an Excepted Holder to be considered to Beneficially Own such Common Shares, nor any Person who would be considered to Beneficially Own Shares Beneficially Owned by an Excepted Holder shall be permitted to Beneficially Own Shares if, as a result of such Beneficial Ownership, (A) any single Excepted Holder who is considered an individual for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 21.5% (by number or value whichever is more restrictive) of the outstanding Common Shares (as determined for purposes of Section 542(a)(2) and Section 856(a) of the Code), (B) any two Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 28.5% (by number or value whichever is more restrictive) of the outstanding Common Shares (as determined for purposes of Section 542(a)(2) and Section 856(a)(6) of the Code), (C) any three Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 35.5% (by number or value whichever is more restrictive) of the outstanding Common Shares (as determined for purposes of Section 542(a)(2) and Section 856(a)(6) of the Code), (D) any four Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 42.5% (by number or value whichever is more restrictive) of the outstanding Common Shares (as determined for purposes of Section 542(a)(2) and Section 856(a)(6) of the Code), or (E) any five Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 49.5% (by number or value whichever is more restrictive) of the outstanding Common Shares (as determined for purposes of Section 542(a)(2) and Section 856(a)(6) of the Code).
Initial Date. The term “Initial Date” shall mean the date of the consummation of the initial public offering of the Trust (but only, with respect to such date, from and after such consummation).
Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.
NYSE. The term “NYSE” shall mean The New York Stock Exchange.

Ownership Limit. The term “Ownership Limit” shall mean (i) with respect to the Common Shares, 7% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.
Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.
Qualified Investment Manager. The term “Qualified Investment Manager” shall mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Trust, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) who has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act. A Qualified Investment Manager shall be deemed to beneficially own all Common Shares beneficially owned by each of its affiliates, after application of the beneficial ownership rules under Section 13(d)(3) of the Exchange Act; provided such affiliate meets the requirements set forth in the preceding clause (ii).
REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.
Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.
SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.
Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends or distributions on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
Section 7.2 Shares.
Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.
(i) (1) No Person shall Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit, other than (A) an Excepted Holder, which shall not Beneficially Own or Constructively Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder, and (B) a Designated Investment Entity, which shall not Beneficially Own or Constructively Own Common Shares in excess of the Designated Investment Entity Limit; and
(2) no Person shall Beneficially Own or Constructively Own Preferred Shares in excess of the Ownership Limit.
(ii) No Person shall Beneficially Own or Constructively Own Shares to the extent that (1) such Beneficial Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Trust during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Trust’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), or (3) such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT.
(iii) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Subject to Section 7.4 and notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.
(b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2.1(a)(i) or (ii),
(i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole Share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or
(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.
Section 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.
Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial or Constructive Ownership of Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust’s status as a REIT.
Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided, that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit, Excepted Holder Limit or Designated Investment Entity Limit applicable to such owner; and
(b) each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.
Section 7.2.5 Remedies Not Limited. Subject to Sections 5.1 and 7.4 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.
Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.
Section 7.2.7 Exemptions from the Ownership Limit.
(a) The Board may exempt a Person from the Ownership Limit or Designated Investment Entity Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit or Designated Investment Entity Limit by reason of such Person’s ownership of Shares in excess of the Ownership Limit or Designated Investment

Entity Limit pursuant to the exemption granted under this subparagraph (a); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clauses (2) and (3) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Shares in excess of the Ownership Limit or Designated Investment Entity Limit pursuant to the exemption granted under this subparagraph (a); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit or Designated Investment Entity Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit or Designated Investment Entity Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a)).
(b) Prior to granting any exemption pursuant to subparagraph (a), the Board, in its sole and absolute discretion, may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.
(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit or Designated Investment Entity Limit, but only to the extent necessary to facilitate such public offering or private placement.
(d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder with the prior written consent of such Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit or Designated Investment Entity Limit.
Section 7.2.8 Increase in Ownership Limit or Designated Investment Entity Limit. The Board of Trustees may increase the Ownership Limit or Designated Investment Entity Limit subject to the limitations provided in this Section 7.2.8.
(a) The Ownership Limit or Designated Investment Entity Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.
(b) Prior to the modification of the Ownership Limit or Designated Investment Entity Limit pursuant to this Section 7.2.8, the Board, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT if the modification in the Ownership Limit or Designated Investment Entity Limit were to be made.
Section 7.2.9 Legend. Each certificate for Shares shall bear substantially the following legend:
The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 7 percent (in value or number of shares) of the outstanding Common Shares, other than (A) an Excepted Holder, or (B) a Designated Investment Entity; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust; (iii) no Excepted Holder may Beneficially Own or Constructively Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder, as set forth in the Trust’s Declaration of Trust; (iv) no Designated Investment Entity may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust; (v) no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and (vi) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the limitations set forth in the Trust’s Declaration of Trust must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.
Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.
Section 7.3 Transfer of Shares in Trust.
Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.7.
Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.
Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.
Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3.5.
Section 7.3.5 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand. The Charitable Trustee shall have the right and power (but not the obligation) to offer any Share held in trust for sale to the Trust on such terms and conditions as the Charitable Trustee shall deem appropriate.
Section 7.3.6 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in

Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.
Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.
ARTICLE VIII
SHAREHOLDERS
Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.
Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding or as otherwise required by law, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 12.2; (d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the property of the Trust , as provided in Article XI; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.
Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.
Section 8.4 Board Approval. The submission of any action to the shareholders for their consideration shall first be recommended or approved by the Board of Trustees.
Section 8.5 Action by Shareholders without a Meeting. No action required or permitted to be taken by the shareholders may be taken without a meeting by less than unanimous written consent of the shareholders of the Trust.

ARTICLE IX
LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE TRUST
Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.
Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a Maryland real estate investment trust or directors or officers of a Maryland corporation, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
Section 9.3 Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws, the Trust shall indemnify (a) any present or former Trustee or officer (including any individual who, at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, and (b) any Trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by the Trustee or officer in connection with the proceeding and shall pay or reimburse, in advance of final disposition of the proceeding, such reasonable expenses. The Trust may, with the approval of its Board of Trustees, provide such indemnification or advancement of expenses to any present or former Trustee or officer who served a predecessor of the Trust, and to any employee or agent of the Trust or a predecessor of the Trust. Any amendment of this section shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.
Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction, provided, however, that in the case of any contract or transaction in which any Trustee, officer, employee or agent of the Trust (or any person affiliated with such person) has a material financial interest in such transaction, then: (a) the fact of the interest shall be disclosed or known to: (i) the Board of Trustees, and the Board of Trustees shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum, or (ii) the shareholders entitled to vote, and the contract or transaction shall be authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (b) the contract or transaction is fair and reasonable to the Trust.
Section 9.5 Express Exculpatory Clauses in Instruments. The Board of Trustees may cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.
ARTICLE X
AMENDMENTS
Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. The Trust shall file Articles of Amendment as required by Maryland law. All references to the Declaration of Trust shall include all amendments thereto.
Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, without any action by the shareholders: (i) in any manner provided by Title 8, (ii) to qualify as a real estate investment trust under the Code or under Title 8, (iii) in the manner in which the charter of a Maryland corporation may be amended, without shareholder approval, in accordance with Section 2-605 of the Maryland General Corporation Law, and (iv) as otherwise provided in the Declaration of Trust.
Section 10.3 By Shareholders. Except as otherwise provided in this Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if recommended by the Board of Trustees and approved by the affirmative vote of two thirds of all votes entitled to be cast on the matter.
Section 10.4 Bylaws. The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws of the Trust and to make new Bylaws.
ARTICLE XI
MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY
Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity or merge another entity into the Trust, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, affirmative vote of two thirds of all the votes entitled to be cast on the matter.
A vote of the shareholders shall not be required for the merger into the Trust of any entity in which the Trust owns 90% or more of the entire equity interests in such entity, subject to the conditions and rights set forth in Section 8-501.1(c)(4) of Title 8.
A vote of the shareholders shall not be required if the merger does not reclassify or change the outstanding Shares of the Trust immediately before the merger becomes effective or otherwise amend the Declaration of Trust and the number of Shares to be issued or delivered in the merger is not more than twenty percent (20%) of the number of Shares of the same class or series outstanding immediately before the merger becomes effective.
ARTICLE XII
DURATION AND TERMINATION OF TRUST
Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

Section 12.2 Termination.
(a) Subject to the provisions of any class or series of Shares at the time outstanding, adoption of a resolution by the Board of Trustees declaring that the termination of the Trust is advisable and submission of the matter by the Board of Trustees to the shareholders for approval, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of two thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:
(i) The Trust shall carry on no business except for the purpose of winding up its affairs.
(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.
(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.
(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.
ARTICLE XIII
MISCELLANEOUS
Section 13.1 Governing Law. The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws provisions thereof.
Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.
Section 13.3 Severability.
(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.
(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.
Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.
Section 13.5 Recordation. The Declaration of Trust and any articles of amendment hereto or articles supplementary hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any articles of amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various articles of amendments thereto.
* * * * *
The total number of shares of beneficial interest that the Trust had authority to issue immediately prior to this amendment and restatement was 120,000,000, consisting of 100,000,000 common shares of beneficial interest, $0.01 par value per share, and 20,000,000 preferred shares of beneficial interest. The aggregate par value of all authorized shares of beneficial interest having par value was $1,200,000. The total number of shares of beneficial interest that the Trust has authority to issue immediately upon this amendment and restatement is 200,000,000 common shares of beneficial interest, $0.01 par value per share, and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share. The aggregate par value of all authorized common shares of beneficial interest having par value is $2,000,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value is $400,000.
IN WITNESS WHEREOF, these Articles of Amendment and Restatement of Declaration of Trust have been signed on this 12th day of August, 2004 by the undersigned President of the Trust and witnessed by the undersigned Secretary of the Trust, each of whom acknowledges that this document is his free act and deed, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

ATTEST:		KITE REALTY GROUP TRUST

/s/ DAME PROUT	(SEAL)	/s/ JOHN A. KITE
Dame Prout, Secretary		John A. Kite, President

KITE REALTY GROUP TRUST
ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE RIGHTS AND
PREFERENCES OF A SERIES OF PREFERRED SHARES
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST: Under the authority contained in the Articles of Amendment and Restatement of Declaration of Trust of the Trust (the “Declaration of Trust”), and pursuant to authority vested by the Board of Trustees of the Trust (the “Board”) in the Pricing Committee of the Board (the “Pricing Committee”) at a meeting of the Board held on November 2, 2010, the Pricing Committee, by resolution approved at a meeting held on November 30, 2010, has classified and designated 2,990,000 Preferred Shares of the Trust (the “Shares”), par value $0.01 per share, as 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, which upon any restatement of the Declaration of Trust, shall be deemed to be part of Article VI of the Declaration of Trust, with any necessary or appropriate changes to the enumeration of sections or subsections hereof. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Declaration of Trust.
8.250% Series A Cumulative Redeemable Perpetual Preferred Shares
(1) Designation and Number. A series of preferred shares, designated as the “8.250% Series A Cumulative Redeemable Perpetual Preferred Shares” (the “Series A Preferred Shares”), is hereby established. The par value of the Series A Preferred Shares is $0.01 per share. The number of Series A Preferred Shares shall be 2,990,000.
(2) Ranking. The Series A Preferred Shares will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Trust, rank (a) senior to the Common Shares (as defined in the Declaration of Trust) and any other capital shares of the Trust, now or hereafter issued and outstanding, the terms of which provide that such capital shares rank, as to dividends and upon liquidation, dissolution or winding up of the Trust, junior to such Series A Preferred Shares (“Junior Shares”), (b) on a parity with any other capital shares of the Trust, now or hereafter issued and outstanding, other than the capital shares referred to in clauses (a) and (c) (“Parity Shares”); and (c) junior to all capital shares of the Trust the terms of which specifically provide that such capital shares rank senior to the Series A Preferred Shares.
(3) Dividends.
(a) Holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when, as and if authorized by the Board and declared by the Trust, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 8.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $2.0625 per annum per share); provided, however, that if following a “Change of Control” (as hereinafter defined), either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on the NASDAQ Stock Market (“NASDAQ”) (or listed or quoted on a successor exchange or quotation system), holders of the then outstanding Series A Preferred Shares will be entitled to receive, when, as and if authorized by the Board and declared by the Trust, out of funds legally available for the payment of dividends, cumulative cash dividends from, and including, the first date on which both the Change of Control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, at the rate of 12.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $3.0625 per annum per share), for as long as either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed on the NYSE or quoted on NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system) (the “Special Dividend Rate”).

(b) Dividends on each outstanding Series A Preferred Share shall be cumulative from and including the date of original issuance or, with respect to the Special Dividend Rate, from, and including, the first date on which both a Change of Control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), and shall be payable (i) for the period from December 7, 2010 to March 1, 2011 on March 1, 2011, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 1st of each March, June, September and December, commencing on June 1, 2011 (each such day being hereinafter called a “Series A Dividend Payment Date”) at the then applicable annual rate; provided, however, that if any Series A Dividend Payment Date falls on any day other than a Business Day (as hereinafter defined), the dividend which would otherwise have been payable on such Series A Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series A Dividend Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series A Dividend Payment Date to such next succeeding Business Day. Each dividend is payable to holders of record as they appear on the share records of the Trust at the close of business on the record date, not exceeding 30 days preceding the applicable Series A Dividend Payment Date, as shall be fixed by the Board. Dividends shall accumulate from the most recent Series A Dividend Payment Date to which dividends have been paid, whether or not there shall be funds legally available for the payment of such dividends, whether the Trust has earnings or whether such dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears. Holders of the Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Shares. Dividends payable on the Series A Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A Preferred Shares for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative distributions on the Series A Preferred Shares have been paid or declared and funds therefor set aside for payment with respect to a dividend period, the holders of Series A Preferred Shares will not be entitled to any further distributions with respect to that dividend period.
(c) No dividends on the Series A Preferred Shares shall be authorized and declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(d) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series A Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and such Parity Shares.
(e) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in Junior Shares of, or in options, warrants or rights to subscribe for or purchase, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving the Trust’s qualification as a REIT (as defined in the Declaration of Trust)), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case full cumulative dividends on all outstanding Series A Preferred Shares and any Parity Shares at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares.
(f) Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.
(g) Except as provided herein, the Series A Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.
(h) With respect to the Series A Preferred Shares, a “Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all voting shares that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting shares representing more than 50% of the total voting power of the Trust’s total voting shares; (ii) the date the Trust sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Trust with another entity where (A) the Trust’s shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect trustees by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of trustees, or where (B) members of the Board immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of the corporation issuing cash or securities in the merger or share exchange.
As used herein, the term “dividend” does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares.
As used herein, the term “voting shares” shall mean shares of any class or kind having the power to vote generally in the election of trustees.
(4) Liquidation Preference.
(a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive $25 per share (the “Liquidation Preference”) plus an amount per share equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Trust with one or more entities,

(ii) a statutory share exchange or (iii) a sale or transfer of all or substantially all of the Trust’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.
(b) Subject to the rights of the holders of Parity Shares, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.
(5) Optional Redemption.
(a) Except as otherwise permitted by the Declaration of Trust and paragraph (b) below, the Series A Preferred Shares shall not be redeemable by the Trust prior to December 7, 2015. On and after December 7, 2015, the Trust, at its option, upon giving notice as provided below, may redeem the Series A Preferred Shares, in whole or in part, at any time and from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date (the “Regular Redemption Right”).
(b) If at any time following a Change of Control (as defined in Section 3(h) above), either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), the Trust will have the option, upon giving notice as provided below, to redeem the Series A Preferred Shares, in whole but not in part, within 90 days after the first date on which both the Change of Control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date (the “Special Redemption Right”).
(c) The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.
(i) A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series A Preferred Shares at their addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be redeemed, the number of such Series A Preferred Shares to be redeemed from such holder; (iv) the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii) At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(iii) If fewer than all the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Trust may choose.
(iv) Upon any redemption of Series A Preferred Shares, the Trust shall pay any accumulated and unpaid dividends in arrears for any dividend period ending on or prior to the redemption date. If a redemption date falls after a record date for a Series A Preferred Shares dividend payment and prior to the corresponding Series A Dividend Payment Date, then each holder of the Series A Preferred Shares at the close of business on such record date shall be entitled to the dividend payable on such Series A Preferred Shares on the corresponding Series A Dividend Payment Date notwithstanding the redemption of such Series A Preferred Shares before such Series A Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any Series A Preferred Shares called for redemption.
(v) If full cumulative dividends on the Series A Preferred Shares and any other series or class or classes of Parity Shares have not been paid or declared and set apart for payment, except as otherwise permitted under the Declaration of Trust, the Trust may not purchase, redeem or otherwise acquire Series A Preferred Shares or any Parity Shares other than in exchange for Junior Shares.
(vi) On and after the date fixed for redemption, provided that the Trust has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accumulate on the Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series A Dividend Payment Date, holders of Series A Preferred Shares on the applicable record date will be entitled on such Series A Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series A Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.
(d) The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.
(i) A notice of redemption shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series A Preferred Shares at their addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii) At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(iii) Upon the redemption of Series A Preferred Shares, the Trust shall pay any accumulated and unpaid dividends in arrears for any dividend period ending on or prior to the redemption date. If the redemption date falls after a record date for a Series A Preferred Shares dividend payment and prior to the corresponding Series A Dividend Payment Date, then each holder of the Series A Preferred Shares at the close of business on such record date shall be entitled to the dividend payable on such Series A Preferred Shares on the corresponding Series A Dividend Payment Date notwithstanding the redemption of such Series A Preferred Shares before such Series A Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any Series A Preferred Shares called for redemption.
(iv) If full cumulative dividends on the Series A Preferred Shares and any other series or class or classes of Parity Shares have not been paid or declared and set apart for payment, except as otherwise permitted under the Declaration of Trust, the Trust may not purchase, redeem or otherwise acquire Series A Preferred Shares or any Parity Shares other than in exchange for Junior Shares.
(v) On and after the date fixed for redemption, provided that the Trust has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accumulate on the Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series A Dividend Payment Date, holders of Series A Preferred Shares on the applicable record date will be entitled on such Series A Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series A Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.
(e) Any Series A Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board.
(6) Voting Rights. Except as otherwise set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. In any matter in which the holders of Series A Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series A Preferred Share held by such holder.
(a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares are in arrears, whether or not earned or declared, the number of members then constituting the Board will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Shares”), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will forthwith terminate and the number of members of the Board will be reduced accordingly; provided, however, the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series A Preferred Shares be entitled pursuant to these voting rights to elect a trustee that would cause the Trust to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of the Trust’s shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.
(b) So long as any Series A Preferred Shares are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, the Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Trust may create additional classes of Parity Shares and Junior Shares, amend the Declaration of Trust and these Articles Supplementary to increase the authorized number of Parity Shares (including the Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.
(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
(7) Information Rights. During any period in which the Trust is not subject to Section 13 or 15(d) of the Exchange Act, and any Series A Preferred Shares are outstanding, the Trust will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in the record books of the Trust and without cost to such holders, copies of the annual reports and quarterly reports that the Trust would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. The Trust will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Trust were subject to Section 13 or 15(d) of the Exchange Act of 1934, as amended.
(8) No Right of Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.
(9) Other Limitations; Ownership and Transfer. The Series A Preferred Shares constitutes Shares (as defined in the Declaration of Trust) of the Trust and is governed by and issued subject to all the limitations, terms and conditions of the Declaration of Trust applicable to Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Declaration of Trust applicable to Shares. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Shares of any other term or provision of the Declaration of Trust.
(10) Record Holders. The Trust and the transfer agent for the Series A Preferred Shares may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the transfer agent shall be affected by any notice to the contrary.
SECOND: The Shares have been classified and designated by the Pricing Committee under the authority granted by the Board pursuant to the powers of the Board as contained in the Declaration of Trust. These Articles Supplementary have been approved by the Pricing Committee in accordance with the power delegated to the Pricing Committee by the Board in the manner and by the vote required by law.
THIRD: These Articles Supplementary shall become effective at 9:00 a.m. (Eastern Time) on December 7, 2010.
FOURTH: The undersigned Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the corporate act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer of the Trust acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 6th day of December, 2010.

Kite Realty Group Trust
By:	/s/ John A. Kite
John A. Kite
Chief Executive Officer

ATTEST:
By:	/s/ Thomas R. Olinger
Thomas R. Olinger
Senior Vice President and Secretary

KITE REALTY GROUP TRUST
ARTICLES SUPPLEMENTARY ESTABLISHING ADDITIONAL SHARES OF 8.250% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST: Under the authority contained in the Articles of Amendment and Restatement of Declaration of Trust of the Trust (the “Declaration of Trust”), and pursuant to authority vested by the Board of Trustees of the Trust (the “Board”) in a pricing committee of the Board at a meeting of the Board held on November 2, 2010, such pricing committee, by resolution approved at a meeting held on November 30, 2010, previously classified and designated 2,990,000 Preferred Shares (as defined in the Declaration of Trust), par value $0.01 per share, as 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the “Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Shares” filed by the Trust with the State Department of Assessments and Taxation of Maryland on December 6, 2010, effective December 7, 2010 (the “Series A Articles Supplementary”).
SECOND: Under the authority contained in the Declaration of Trust and pursuant to authority vested by the Board in the Pricing Committee of the Board (the “Pricing Committee”) by unanimous written consent of the Board, dated March 5, 2012, the Pricing Committee, by resolution approved at a meeting held on March 7, 2012, classified an additional 1,190,000 shares of Preferred Shares as Series A Preferred Shares, par value $0.01 per share, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Series A Articles Supplementary, with the result that the Trust shall now have authorized an aggregate of 4,180,000 Series A Preferred Shares, all of which shall constitute a single series of Preferred Shares.
THIRD: The additional shares of Series A Preferred Shares have been classified and designated Series A Preferred Shares by the Pricing Committee under the authority granted by the Board pursuant to the powers of the Board as contained in the Declaration of Trust. These Articles Supplementary have been approved by the Pricing Committee in accordance with the power delegated to the Pricing Committee by the Board in the manner and by the vote required by law.
FOURTH: These Articles Supplementary shall become effective at 8:30 a.m. (Eastern Time) on March 12, 2012.
FIFTH: The undersigned Chief Financial Officer of the Trust acknowledges these Articles Supplementary to be the corporate act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chief Financial Officer of the Trust acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 9th day of March, 2012.

Kite Realty Group Trust

By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President, Chief Financial Officer and Treasurer

ATTEST:

By:	/s/ Thomas R. Olinger
Thomas R. Olinger
Senior Vice President and Secretary

KITE REALTY GROUP TRUST
ARTICLES OF AMENDMENT
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Section 6.1 of Article VI of the Articles of Amendment and Restatement of Declaration of Trust of the Trust, filed on August 12, 2004 (the “Declaration of Trust”), is hereby amended by deleting such Section 6.1 and replacing it in its entirety with the following:
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“Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 450,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).”
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SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.
THIRD: The total number of shares of beneficial interest that the Trust had authority to issue immediately prior to the filing of these Articles of Amendment was 200,000,000 common shares of beneficial interest, $0.01 par value per share, and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share. Immediately prior to the filing of these Articles of Amendment, the aggregate par value of all authorized common shares of beneficial interest having par value was $2,000,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value was $400,000.
FOURTH: The total number of shares of beneficial interest that the Trust has authority to issue immediately upon the filing of these Articles of Amendment is 450,000,000 common shares of beneficial interest, $0.01 par value per share, and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share. Immediately upon the filing of these Articles of Amendment, the aggregate par value of all authorized common shares of beneficial interest having par value is $4,500,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value is $400,000.
FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption were not changed by the foregoing amendment.
SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, Kite Realty Group Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 26th day of June, 2014.

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

Attest:	/s/ Thomas R. Olinger
Thomas R. Olinger
Secretary
Return Address:
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204

KITE REALTY GROUP TRUST
ARTICLES OF AMENDMENT
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Articles of Amendment and Restatement of Declaration of Trust of the Trust, filed on August 12, 2004 (as amended, the “Declaration of Trust”), are hereby amended to provide that, upon the Effective Time (as defined below), each common share of beneficial interest, $0.01 par value per share, of the Trust that was issued and outstanding immediately prior to the Effective Time shall be reclassified into one-fourth of a common share of beneficial interest, $0.04 par value per share, with the aggregate par value of the outstanding common shares of beneficial interest remaining unchanged; provided that no fractional common shares of beneficial interest of the Trust will be or remain issued under such amendment and each shareholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to such shareholder’s pro rata percentage of the amount received per share upon the sale in one or more open market transactions of the aggregate of all such fractional shares.
SECOND: The amendment to the Declaration of Trust as set forth in Article FIRST above has been duly approved and advised by the Board of Trustees of the Trust as required by law. Pursuant to Section 8-501(f)(3) of the Maryland REIT Law, no shareholder approval was required.
THIRD: The Declaration of Trust is hereby further amended, effective upon the Effective Time, to change the par value of the common shares of beneficial interest of the Trust issued and outstanding after giving effect to Article FIRST hereof from $0.04 per share to $0.01 per share, and in connection therewith, there shall be transferred from the Common Shares account on the Trust’s balance sheet to the Additional Paid In Capital and Other account on the Trust’s balance sheet $0.03 per common share of beneficial interest immediately outstanding after such change in par value per share.
FOURTH: The amendment to the Declaration of Trust as set forth in Article THIRD above has been duly approved and advised by the Board of Trustees of the Trust as required by law. The amendment set forth in Article THIRD above is limited to changes expressly authorized by Section 8-501(e)(2) of the Maryland REIT Law to be made without action by the shareholders of the Trust.
FIFTH: There has been no increase in the authorized shares of beneficial interest of the Trust effected by the amendments to the Declaration of Trust as set forth above.
SIXTH: These Articles of Amendment will become effective at 5:00 p.m. Eastern Time on August 11, 2014 (the “Effective Time”).
SEVENTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
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IN WITNESS WHEREOF, Kite Realty Group Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 11th day of August, 2014.

KITE REALTY GROUP TRUST

		By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

Attest:	/s/ Thomas R. Olinger
Thomas R. Olinger
Secretary

Return Address:
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204

KITE REALTY GROUP TRUST
ARTICLES OF AMENDMENT
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Section 6.1 of Article VI of the Articles of Amendment and Restatement of Declaration of Trust of the Trust filed on August 12, 2004 (as amended as set forth below, the “Declaration of Trust”), as amended by the Articles of Amendment filed on June 26, 2014 (“Amendment No. 1”), as further amended by the Articles of Amendment filed on August 11, 2014 (“Amendment No. 2”), is hereby amended by deleting such Section 6.1 and replacing it in its entirety with the following:
*******
“Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 225,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).”
*******
SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.
THIRD: The total number of shares of beneficial interest that the Trust had authority to issue immediately prior to the filing of these Articles of Amendment was 450,000,000 common shares of beneficial interest, $0.01 par value per share, and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share. Immediately prior to the filing of these Articles of Amendment, the aggregate par value of all authorized common shares of beneficial interest having par value was $4,500,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value was $400,000.
FOURTH: The total number of shares of beneficial interest that the Trust has authority to issue immediately upon the filing of these Articles of Amendment is 225,000,000 common shares of beneficial interest, $0.01 par value per share, and 40,000,000 preferred shares of beneficial interest, $0.01 par value per share. Immediately upon the filing of these Articles of Amendment, the aggregate par value of all authorized common shares of beneficial interest having par value is $2,250,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value is $400,000.
FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption were not changed by the foregoing amendment.
SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
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IN WITNESS WHEREOF, Kite Realty Group Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 21st day of May, 2015.

KITE REALTY GROUP TRUST

		By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

Attest:	/s/ Scott E. Murray
Scott E. Murray
EVP, General Counsel and Secretary

Return Address:
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204

KITE REALTY GROUP TRUST
ARTICLES OF AMENDMENT
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Section 10.4 of Article X of the Articles of Amendment and Restatement of Declaration of Trust of the Trust filed on August 12, 2004 (as amended as set forth below, the “Declaration of Trust”), as amended by the Articles of Amendment filed on June 26, 2014 (“Amendment No. 1”), as amended by the Articles of Amendment filed on August 11, 2014 (“Amendment No. 2”), as further amended by the Articles of Amendment filed on May 21, 2015 (“Amendment No. 3”), is hereby amended by deleting such Section 10.4 and replacing it in its entirety with the following:
*******
Section 10.4 Bylaws. The Bylaws may be amended, altered or repealed, and new Bylaws may be adopted, by the Board of Trustees or by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present.
*******
SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.
THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
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IN WITNESS WHEREOF, Kite Realty Group Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 15th day of May 2020.

KITE REALTY GROUP TRUST

		By:	/s/ John A. Kite
Name: John A. Kite
Title: Chairman and Chief Executive Officer

Attest:	/s/ Scott E. Murray
Name: Scott E. Murray
Title: EVP, General Counsel and Secretary

KITE REALTY GROUP TRUST
ARTICLES SUPPLEMENTARY RECLASSIFYING PREFERRED SHARES
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 8-203 of the Maryland REIT Law and Section 6.3 of the Trust’s Articles of Amendment and Restatement of Declaration of Trust, as filed for record on August 12, 2004 and as thereafter amended and supplemented (the “Declaration of Trust”), the Board of Trustees by resolution reclassified 20,000,000 shares of unissued and unclassified preferred shares of beneficial interest into common shares of beneficial interest, having all of the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Trust’s existing common shares of beneficial interest as set forth in the Declaration of Trust and the Maryland REIT Law, with the result that the Trust shall, upon the filing and acceptance for record of these Articles Supplementary, have authorized an aggregate of 245,000,000 common shares of beneficial interest, all of which shall constitute a single class of common shares of beneficial interest, and shall have authorized an aggregate of 20,000,000 preferred shares of beneficial interest.
SECOND: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
THIRD: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary as of this 20th day of August, 2021.

KITE GROUP REALTY TRUST

By:	/s/ John A. Kite
John A. Kite
President

ATTEST:

By:	/s/ Heath R. Fear
Heath R. Fear
Secretary

AMENDMENT OF DECLARATION OF TRUST FOR
KITE REALTY GROUP TRUST
Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Section 6.1 of Article VI of the Articles of Amendment and Restatement of Declaration of Trust of the Trust, filed on August 12, 2004 (as supplemented and as amended as set forth below, the “Declaration of Trust”), as supplemented and as amended by the Articles of Amendment filed on June 26, 2014 (“Amendment No. 1”), the Articles of Amendment filed on August 11, 2014 (“Amendment No. 2”), the Articles of Amendment filed on May 21, 2015 (“Amendment No. 3”), and the Articles of Amendment filed on May 15, 2020 (“Amendment No. 4”), is hereby amended by deleting such Section 6.1 and replacing it in its entirety with the following:
*******
“Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 490,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).”
*******
SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.
THIRD: The total number of shares of beneficial interest that the Trust had authority to issue immediately prior to the filing of this Amendment was 245,000,000 common shares of beneficial interest, $0.01 par value per share, and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share. Immediately prior to the filing of this Amendment, the aggregate par value of all authorized common shares of beneficial interest having par value was $2,450,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value was $200,000.
FOURTH: The total number of shares of beneficial interest that the Trust has authority to issue immediately upon the filing of this Amendment is 490,000,000 common shares of beneficial interest, $0.01 par value per share, and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share. Immediately upon the filing of this Amendment, the aggregate par value of all authorized common shares of beneficial interest having par value is $4,900,000, and the aggregate par value of all authorized preferred shares of beneficial interest having par value is $200,000.
FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption were not changed by the foregoing amendment.
SIXTH: The undersigned officer acknowledges this Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
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IN WITNESS WHEREOF, Kite Realty Group Trust has caused this Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 22nd day of October, 2021.

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

Attest:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer
Return Address:
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204